Exhibit 21.1

                         Subsidiaries of the Registrant




                                                State of Organization
            Subsidiary                            or Incorporation
---------------------------------------          -------------------

Lake Forest Bank and Trust Company                  Illinois
North Shore Community Bank and Trust Company        Illinois
Hinsdale Bank and Trust Company                     Illinois
Libertyville Bank and Trust Company                 Illinois
Barrington Bank and Trust Company, N.A.             National Banking Association
Crystal Lake Bank and Trust Company, N.A.           National Banking Association
Northbrook Bank and Trust Company                   Illinois
Crabtree Capital Corporation                        Delaware
First Insurance Funding Corporation                 Illinois
Tricom, Inc. of Milwaukee                           Wisconsin
Wayne Hummer Trust Company, N.A.                    National Banking Association
Wintrust Capital Trust I                            Delaware
Wintrust Capital Trust II                           Delaware
Wintrust Information Technology Services            Illinois
Wayne Hummer Investments, LLC                       Delaware
Wayne Hummer Asset Management Company               Illinois
Focused Investments, LLC                            Illinois




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